UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.05 Costs Associated with Exit or Disposal Activities.
On June 7, 2011, the Board of Directors of the Company authorized a closure plan for its Landing Gear business which includes the closing of a manufacturing facility at 8000 Marble Avenue in Cleveland, Ohio (the “Marble facility”). Due to declining program volumes and excess capacity, the Company anticipates it will close the Marble facility by the end of 2012. Certain landing gear equipment at the Marble facility will be transferred to the Company’s other Landing Gear facilities.
The Company anticipates that, in connection with implementing the closure plan, it will record pre-tax charges of approximately $39 million, of which approximately $17 million relates to personnel related expenses, including severance, the impact of pension charges, outplacement services and assistance with employment transitioning, and approximately $22 million primarily related to facility closure and other costs, including accelerated depreciation, equipment dismantle and relocation costs and lease termination costs. The estimated timing for the charges is described below:
Second Quarter 2011 Charge. In the second quarter of fiscal 2011, the Company will record a charge of approximately $16 million, of which $14 million relates to personnel related expenses and $2 million relates to facility closure and other costs.
Future Charges. The vast majority of the remaining closure charges are expected to be incurred in 2012.
The Company expects that the closure plan will result in aggregate cash expenditures of approximately $23 million. The Company expects that substantially all of the cash expenditures will be made by the end of fiscal 2012.
A press release detailing the Company’s closure plan is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Forward-Looking Statements
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, our expectations as to anticipated pre-tax closure charges and future cost savings. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.
The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•	the preliminary nature of the estimates related to the closure initiatives, and the possibility they may change as Company management develops and finalizes its plans;

•	the Company’s ability to timely implement the closure plan in a manner that will positively impact our financial condition and results of operation;

•	the impact of the closure plan on the Company’s relationships with its employees, its major customers and vendors;

•	unanticipated expenses and charges that might occur as a result of the closure plan;

•	litigation risks, including litigation regarding employment and workers’ compensation;

•	the Company’s ability to improve operations and realize cost savings; and

•	the Company’s ability to execute on its closure plan, and general business and economic conditions.
The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit 99.1 Press Release dated June 8, 2011

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: June 8, 2011	By:	/s/ Scott E. Kuechle
Scott E. Kuechle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit 99.1 Press Release dated June 8, 2011